As filed with the Securities and Exchange Commission on June 9, 2010.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACTIVISION BLIZZARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-4803544
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3100 Ocean Park Boulevard

Santa Monica, California 90405

(Address of principal executive offices)

ACTIVISION BLIZZARD, INC. 2008 INCENTIVE PLAN

(Full title of the plan)

Chris B. Walther

Chief Legal Officer

Activision Blizzard, Inc.

3100 Ocean Park Boulevard

Santa Monica, California 90405
(Name and address of agent for service)

(310) 255-2000

(Telephone number, including area code,
of agent for service)

with copy to:

Arthur H. Kohn, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY  10006

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “accelerated filer,” “large accelerated filer,” “non-accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.000001 per share	56,100,508	$10.69	$599,714,430.52	$42,759.64

(1)                              Represents shares issuable pursuant to the Activision Blizzard, Inc. 2008 Incentive Plan (the “Plan”).  Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become available for issuance pursuant to the Plan as a result of the antidilution provisions contained therein.

(2)                              The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the daily high and low prices of shares of the common stock on June 2, 2010, as reported by The Nasdaq Stock Market, Inc.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Activision Blizzard, Inc. (the “Company”) pursuant to General Instruction E to Form S-8 to register 56,100,508 additional shares of the Company’s common stock, par value $0.000001 per share, issuable pursuant to the Plan, which are the same class as the securities for which the registration statement on Form S-8 (Registration No. 333-165123) was filed.  Pursuant to General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (Registration No. 333-165123) filed by the Company on March 1, 2010 are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth in this registration statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated July 9, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed July 15, 2008).

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated August 15, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed August 15, 2008).

4.3	Amended and Restated By-Laws of Activision Blizzard, Inc., as amended and restated as of February 2, 2010 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed February 5, 2010).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

23.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

24.1

Power of attorney of each of Robert A. Kotick, Thomas Tippl, Philippe G. H. Capron, Robert J. Corti, Frédéric R. Crépin, Jean-Bernard Lévy, Robert J. Morgado, Douglas P. Morris, Stéphane Roussel and Régis Turrini (included in the signature pages hereto).

24.2	Power of attorney of Brian G. Kelly.

24.3	Power of attorney of Richard Sarnoff.

99.1

Activision Blizzard, Inc. Amended and Restated 2008 Incentive Plan, as amended (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed April 20, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 2nd day of June, 2010.

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer, Activision Blizzard, Inc.

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Chris B. Walther as attorney-in-fact and agent, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection with the registration statement, with the Commission, granting to this attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ Robert A. Kotick	President and Chief Executive Officer (Principal Executive Officer) and Director	June 2, 2010
Robert A. Kotick

/s/ Thomas Tippl	Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 2, 2010
Thomas Tippl

/s/ Philippe G. H. Capron	Director	June 3, 2010
Philippe G. H. Capron

/s/ Robert J. Corti	Director	June 3, 2010
Robert J. Corti

/s/ Frédéric R. Crépin	Director	June 3, 2010
Frédéric R. Crépin

/s/ Brian G. Kelly	Co-Chairman and Director	June 2, 2010
Brian G. Kelly*

/s/ Jean-Bernard Lévy	Chairman and Director	June 4, 2010
Jean-Bernard Lévy

/s/ Robert J. Morgado	Director	June 3, 2010
Robert J. Morgado

* Per separately executed power of attorney.

/s/ Douglas P. Morris	Director	June 3, 2010
Douglas P. Morris

/s/ Stéphane Roussel	Director	June 3, 2010
Stéphane Roussel

/s/ Richard Sarnoff	Director	June 2, 2010
Richard Sarnoff*

/s/ Régis Turrini	Director	June 3, 2010
Régis Turrini

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated July 9, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed July 15, 2008).

4.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Activision Blizzard, Inc., dated August 15, 2008 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed August 15, 2008).

4.3	Amended and Restated By-Laws of Activision Blizzard, Inc., as amended and restated as of February 2, 2010 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K, filed February 5, 2010).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

23.1	Consent of Independent Registered Public Accounting Firm of PricewaterhouseCoopers LLP.

23.2	Consent of Independent Registered Public Accounting Firm, Ernst & Young LLP.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

24.1

Power of attorney of each of Robert A. Kotick, Thomas Tippl, Philippe G. H. Capron, Robert J. Corti, Frédéric R. Crépin, Jean-Bernard Lévy, Robert J. Morgado, Douglas P. Morris, Stéphane Roussel and Régis Turrini (included in the signature pages hereto).

24.2	Power of attorney of Brian G. Kelly.

24.3	Power of attorney of Richard Sarnoff.

99.1

Activision Blizzard, Inc. Amended and Restated 2008 Incentive Plan, as amended (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A, filed April 20, 2010).